Exhibit 10.1

SHAREHOLDER VOTING AGREEMENT

This Shareholder Voting Agreement (this “Agreement”) is entered into as of January 9, 2018, by and between the undersigned holder (“Shareholder”) of Common Shares (as defined below) and Meta Financial Group, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, as of the date hereof, Shareholder “beneficially owns” (as such term, along with “owns beneficially”, “beneficial ownership” and other like terms, is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of voting common shares, no par value per share (the “Common Shares”) of Crestmark Bancorp, Inc. a Michigan corporation (“Company”) indicated on the signature page of this Agreement under the heading “Total Number of Common Shares” (the “Original Shares” and together with any additional shares of Common Shares pursuant to Section 5 hereof, the “Shares”);

WHEREAS, Company, Buyer, Crestmark Bank, a Michigan state-chartered bank and wholly-owned subsidiary of Company, and MetaBank, a federally chartered stock savings bank and a wholly-owned subsidiary of Buyer have entered or will enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Company will merge with and into Buyer (the “Merger”); and

WHEREAS, as a condition to the willingness of Buyer to enter into the Merger Agreement, Buyer has required Shareholder to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of, and as a material inducement to, Buyer entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Buyer in connection therewith, Shareholder and Buyer, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Buyer as follows:

(a) Shareholder is the beneficial owner or record owner of the Shares free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects, or encumbrances, except as otherwise disclosed on Schedule 2(a) attached hereto. Shareholder does not own, of record or beneficially, any shares of capital stock of Company other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional Common Shares or any security exercisable for or convertible into Common Shares, set forth on the signature page of this Agreement (collectively, the “Options”).

(b) Shareholder has full power and authority to (i) make, enter into, and carry out the terms of this Agreement; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any governmental body), except as otherwise disclosed on Schedule 2(b) attached hereto.

(c) This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder enforceable against Shareholder in accordance with its terms. The execution and delivery of this Agreement and the performance by Shareholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any contract to or by which Shareholder is a party or bound, or any statute, court or administrative order, rule or regulation to which Shareholder is subject or bound, or in the event that Shareholder is a corporation, limited liability company, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of the Shareholder is required in connection with the valid execution and delivery of this Agreement, except as otherwise disclosed on Schedule 2(d) attached hereto. If the Shareholder is an individual, no consent of such Shareholder’s spouse is necessary under any “community property” or other laws in order for Shareholder to enter into and perform his or her obligations under this Agreement.

(e) Shareholder is an executive officer, director, founder or his/her family member, and/or holder of at least five percent (5%) of the shares of Company.

3. Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, at every meeting of shareholders of Company, however called, or at any adjournment or postponement thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by Buyer, Shareholder shall:

(a) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, all the Shares (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby (including, without limitation, any amendments or modifications of the terms thereof adopted in accordance with the terms thereof); (ii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage, materially and adversely affect or inhibit the timely consummation of the transactions contemplated by the Merger Agreement or this Agreement.

Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Company, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.

4. No Transfers; Voting Restrictions. While this Agreement is in effect, Shareholder agrees not to, directly or indirectly, sell, assign, transfer, tender, exchange, pledge, hypothecate, or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, assignment, transfer, tender, exchange, pledge, hypothecation or other disposition of, or grant or create a lien, security interest, or encumbrance in or upon, or gift, grant, or place in trust of, any of the Shares; provided, however, that transfers by will or operation of law shall be permitted, in which case this Agreement shall bind the transferee. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Shareholder shall not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust, or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Shareholder’s legal power, authority, or right to vote the Shares in favor of the approval of the Merger Agreement and the transactions contemplated thereby. Any transfer or other disposition in violation of the terms of this Section 4 shall be null and void.

5. Additional Shares. Shareholder agrees that all Common Shares that Shareholder purchases, acquires the right to vote or otherwise acquires the beneficial ownership of during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, shall be subject to the terms of this Agreement and shall constitute “Shares” for all purposes of this Agreement.

6. No Agreement as Director or Officer. If Shareholder is an individual, Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Shareholder holds such office) and noting in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreeement, and no such actions or omissions shall be deemed a breach of this Agreement, or (b) will be construed to prohibit, limit or restrict Shareholder from exercising Shareholder’s fiduciary duties as an officer or director to the Company or its shareholders.

7. Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) termination of the Merger Agreement pursuant to Article 7 thereof or (b) the Effective Time; provided, however, that (i) Section 8 below shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve Shareholder from any liability for any inaccuracy in or breach of any representation, warranty, or covenant contained in this Agreement.

8. Miscellaneous.

(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by the parties hereto.

(b) Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.

(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements, and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of any laws or legal principles that might otherwise govern under applicable principles of conflicts of law thereof.

(e) Submission to Jurisdiction; Forum Selection. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any other state or federal court sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(n) or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8(e), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(g) Attorneys’ Fees. In any action at law or suit in equity with respect to this Agreement or the rights of any of the parties, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(h) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including Shareholder’s estate and heirs upon the death of Shareholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests, or obligations of the parties may be assigned or delegated by any of the parties without prior written consent of the other parties. Any assignment in violation of the foregoing shall be void and of no effect.

(i) No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(j) Further Assurances. Shareholder agrees to cooperate fully with Buyer and to execute and deliver such further documents, certificates, agreements, and instruments and to take such other actions as may be reasonably requested by Buyer to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Shareholder agrees to notify Buyer promptly of any additional shares of capital stock of Company of which Shareholder becomes the record or beneficial owner after the date of this Agreement.

(k) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(l) Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

(m) Specific Performance; Injunctive Relief. The parties acknowledge that Buyer shall be irreparably harmed by, and that there shall be no adequate remedy at law for, a violation of any of the covenants or agreements of Shareholder set forth in this Agreement. Therefore, Shareholder hereby agrees that, in addition to any other remedies that may be available to Buyer upon any such violation, Buyer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief, or by any other means available to such party at law or in equity without posting any bond or other undertaking. Shareholder agrees that Shareholder will not oppose the granting of any injunction, specific performance, or other equitable relief on the basis that Buyer has an adequate remedy of law or an injunction, award of specific performance, or other equitable relief is not an appropriate remedy for any reason at law in equity.

(n) Notices. All notices, consents, requests, claims, and demands under this Agreement shall be in writing and shall be deemed given if (i) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (ii) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address, facsimile, or e-mail address (or at such other address, facsimile, or e-mail address for a party as shall be specified by like notice):

If to Buyer:	With a copy (which shall not constitute notice) to:
Meta Financial Group, Inc. 5501 South Broadband Lane Sioux Falls, South Dakota 57108 Attn: Glen Herrick, EVP & Chief Financial Officer Email: gherrick@metabank.com	Katten Muchin Rosenman LLP 2900 K Street NW North Tower – Suite 200 Washington, D.C., 20007-5118 Attn: Mara Glaser McCahan Email: mara.glaser-mccahan@kattenlaw.com

If to Shareholder:	With a copy (which shall not constitute notice) to:
[see information set forth on signature page]	Dickinson Wright PLLC 500 Woodward Avenue Suite 4000 Detroit MI 48226 Attn: Bernadette M. Dennehy BDennehy@dickinsonwright.com

(o) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. Signatures transmitted and received via facsimile, email in portable document format (.pdf) or other electronic means shall be treated for all purposes of this Agreement as original signatures and shall be deemed valid, binding and enforceable by and against the parties.

(p) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

(q) Construction. In this Agreement, unless a clear contrary intention appears, (i) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (iii) “or” is used in the inclusive sense of “and/or”; and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

(r) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, Buyer has caused this Agreement to be duly executed, and Shareholder has duly executed this Agreement, all as of the day and year first above written.

META FINANCIAL GROUP, INC.

By:

Name:
Title:

SHAREHOLDER:

Printed Name:

Contact Information for Notices:

Total Number of Common Shares:

Total Number of Options:

Schedule 2

(a) Encumbrances

(b) Power and Authority

(d) Consents